Exhibit h(16)
PARTICIPATION AGREEMENT
     THIS PARTICIPATION AGREEMENT (the “Agreement”) is made and entered into as of the 16th day of September, 2005, by and among Homestead Funds, Inc. a Maryland corporation (the “Company”), for itself and on behalf of Homestead International Stock Index Fund, a series of the Company (the “Fund”), Vanguard Star Fund (the “Trust”), a Delaware statutory trust, for itself and on behalf of Vanguard Developed Markets Index Fund, a series of the Trust (“the Portfolio”), and The Vanguard Group, Inc., a Pennsylvania corporation (“Vanguard”).
WITNESSETH
     WHEREAS, the Company and the Trust are each registered under the Investment Company Act of 1940, as amended (the“1940 Act”) as open-end management investment companies;
     WHEREAS, Vanguard is registered as an investment adviser under the Investment Advisers Act of 1940 and as a transfer agent under the Securities Exchange Act of 1934 and provides corporate management and transfer agency services to the Trust;
     WHEREAS, the Fund desires to invest all of its investable assets (the “Assets”) in exchange for shares of the Portfolio on the terms and conditions set forth in this Agreement and in the Portfolio’s registration statement;
     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
REPRESENTATIONS AND WARRANTIES
     1.1 The Company, on behalf of the Fund, represents and warrants to the Trust and Vanguard (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:
     (a) The Fund is a series of the Company, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company and the Fund each has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.
     (b) The execution and delivery of this Agreement by the Company on behalf of the Fund and the conduct of business contemplated hereby have been duly authorized by all necessary action and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, or the performance by the Company or the

Fund of their obligations hereunder. This Agreement when executed and delivered by the Company on behalf of the Fund shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company and the Fund in accordance with its terms.
     (c) The Company and the Fund are not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code.
     (d) The Company is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.
     (e) The Company has duly filed all forms, reports, proxy statements and other documents (collectively, the “SEC Filings”) required to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1940 Act, and the rules and regulations thereunder, (collectively, the “Securities Laws”). The Company has duly filed similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Fund are or will be noticed for sale (“State Filings”). All SEC Filings and State Filings relating to the Fund are prepared to comply in all material respects with the requirements of the applicable laws and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (f) The Fund currently intends on an ongoing basis to invest its Assets solely in shares of the Portfolio and cash or cash equivalents.
     (g) The Company has read, understands, and is fully familiar with the Trust’s registration statement, as filed with the SEC, and has received adequate information concerning all matters that the Fund considers material to a decision to purchase shares of the Portfolio.
     (h) The Company has relied solely upon the Trust’s registration statement, the advice of its tax or other advisers, and independent investigation made by the Company in purchasing shares of the Portfolio. No representations or agreements other than those set forth in the Trust’s registration statement and in this Agreement have been made to the Company by the Portfolio, the Trust or Vanguard.
     (i) The Company agrees to notify Vanguard promptly if there is any change with respect to the information, representations, or warranties contained herein and to provide such further information as Vanguard or the Trust may reasonably request.
     (j) The Company agrees that the Fund shall vote shares of the Portfolio that are held by the Fund in the same proportion as the vote of all other shareholders of the Portfolio.

        1.2 The Trust, on behalf of the Portfolio, represents and warrants to the Company (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:
     (a) The Portfolio is a series of the Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware. The Trust and the Portfolio each has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.
     (b) The execution and delivery of this Agreement by the Trust on behalf of the Portfolio and the conduct of business contemplated hereby have been duly authorized by all necessary action and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Trust, or the performance by the Trust or the Portfolio of their obligations hereunder. This Agreement when executed and delivered by the Trust on behalf of the Portfolio shall constitute a legal, valid and binding obligation of the Trust and the Portfolio, enforceable against the Trust and the Portfolio in accordance with its terms.
     (c) The Trust is duly registered under the 1940 Act as an open-end management investment company and such registration is in full force and effect.
     (d) The Trust has duly filed all necessary SEC Filings and State Filings, as defined herein. All SEC Filings and State Filings relating to the Portfolio are prepared to comply in all material respects with the requirements of the applicable laws and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (e) The Trust agrees to notify the Company promptly if there is any change with respect to the information, representations, or warranties contained herein and to provide such further information as the Company may reasonably request.
ARTICLE II
COVENANTS
          2.1 The Company covenants that:
     (a) The Fund will own no investment securities other than shares of the Portfolio and cash equivalents for all periods during which this Agreement is in effect.
     (b) The Company will furnish Vanguard at least ten (10) business days prior to the earlier of filing or first use, with drafts of the Fund’s registration statement on Form

N-lA and any amendments thereto, as well as any proposed advertising or sales literature that contains language that describes or refers to the Trust, the Portfolio or Vanguard and that was not previously approved by Vanguard. The Company agrees that it will include in all such documents any disclosures that may be required by law, and that it will incorporate in all such documents any reasonable comments made by Vanguard. Vanguard, the Trust, and the Portfolio will not, however, in any way be liable for any errors or omissions in such documents, whether or not Vanguard makes any objection thereto, except to the extent such errors or omissions result from information provided in the Portfolio’s registration statement or otherwise provided by Vanguard for inclusion in the Fund’s documents. In addition, the Company and the Fund will not make any other written or oral representations about the Trust, the Portfolio, or Vanguard, without Vanguard’s prior written consent.
     (c) The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code for any taxable year during which this Agreement continues in effect.
     (d) The Company shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.
          2.2 The Trust covenants that:
     (a) The Portfolio will qualify for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code for any taxable year during which this Agreement continues in effect.
     (b) The Trust shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.
     (c) The Trust agrees to provide publicly available information about the Portfolio to the Company upon the Company’s request, as required by the Company to complete regulatory filings.
ARTICLE III
INDEMNIFICATION
     3.1 The Company agrees to indemnify and hold harmless the Trust, the Portfolio and Vanguard and each of their respective directors/trustees, officers, employees, agents and each person, if any, who controls the Trust, the Portfolio or Vanguard, within the meaning of the 1933 Act (collectively, the “Vanguard Indemnified Parties”) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Vanguard Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Company’s or the Fund’s registration statement, prospectus, or sales literature (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Vanguard Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Trust, the Portfolio or Vanguard for use in the registration statement, prospectus or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Fund’s shares, (ii) statements or representations or unlawful conduct of the Company or the Fund or persons under the control of the Company or the Fund, with respect to the sale or distribution of shares of the Fund, (iii) the Company’s lack of good faith, negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, (iv) any material breach by the Company of this Agreement, or (v) any material breach by the Company of any representation, warranty or covenant made in this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
     3.2 Vanguard agrees to indemnify and hold harmless the Company and the Fund and each of their directors/trustees, officers, employees, agents and each person, if any, who controls the Company or the Fund within the meaning of the 1933 Act (collectively, the “Company Indemnified Parties”) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Vanguard) or litigation (including legal and other expenses) to which the Company Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the then current registration statement, prospectus or sales literature of the Trust or the Portfolio, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Vanguard by or on behalf of the Company, (ii) Vanguard’s lack of good faith, negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, (iii) any material breach by Vanguard of this Agreement, or (iv) any material breach by Vanguard of any representation, warranty or covenant made in this Agreement. This indemnity agreement will be in addition to any liability that Vanguard may otherwise have.
     3.3 No party to this Agreement shall be liable under the indemnification provisions of this Article III with respect to any claim made against an indemnified party unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such indemnified party shall have received notice of such service on a designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought otherwise than on account of the indemnification provisions of this Article III. In case any such action is brought against indemnified parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to an indemnified party of the indemnifying party’s election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such indemnified party under this agreement for any legal or other expenses subsequently incurred by such indemnified party independently in connection with the defense thereof other than reasonable costs of investigation.
ARTICLE IV
MISCELLANEOUS
     4.1 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, a Fund’s or a Portfolio’s respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances.
     4.2 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days’ advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit: (a) the Fund’s right to redeem all or a portion of its units of a Portfolio in accordance with the 1940 Act and the rules thereunder and the terms of the Portfolio’s prospectus; or (b) Portfolio’s right to stop selling shares to the Fund, as provided in the Portfolio’s prospectus. The provisions of Article III and Section 4.1 shall survive any termination of this Agreement.
     4.3 Amendment. This Agreement may be amended at any time in such manner as may be mutually agreed upon in writing by the parties.

     4.4 Expenses. Unless stated otherwise herein, all costs and expenses associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
     4.5 Limitation of Liability.
     (a) Each party expressly acknowledges the provision in the Articles of Incorporation of the Company and the Declaration of Trust of the Trust limiting the personal liability of shareholders and the officers and trustees of the Company and the Trust.
     (b) The parties hereto agree and acknowledge that: (i) the Company has entered into this Agreement solely on behalf of the Fund and that no other party, or other series of the Company, shall have any obligation hereunder with respect to any liability of the Fund arising hereunder; and (ii) the Trust has entered into this Agreement solely on behalf of the Portfolio and that no other series of the Trust shall have any obligation hereunder with respect to any liability of the Portfolio arising hereunder.
     4.6 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     4.7 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein.
     4.8 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.
     4.9 Governing Law. This Agreement shall be governed by and construed in Accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflicts of law provisions thereof.
     4.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.
     4.11 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     4.12 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:
If to the Company or the Fund:
Homestead Funds, Inc.
4301 Wilson Blvd., IFS8-305
Arlington, VA 22203
Attn: Patricia A. Murphy
If to the Trust, the Portfolio or Vanguard:
The Vanguard Group, Inc.
P.O. Box 2600, MS S37
Valley Forge, PA 19482
Attn: R. Benjamin Cribbs
     4.13 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms’ length agreements.
     4.14 Relationship of Parties. It is understood and agreed that the Company shall not hold itself or the Fund out as an agent of the Trust, the Portfolio or Vanguard. with the authority to bind such party, nor shall the Trust, the Portfolio or Vanguard hold itself out as an agent of the Company or the Fund with the authority to bind such party.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.
Homestead Funds, Inc.
By: /s/ Peter R. Morris
Name: Peter R. Morris
Title: President
Vanguard Star Fund
By: /s/ Heidi Stam
Name: Heidi Stam
Title: Secretary
The Vanguard Group, Inc.
By: /s/ Heidi Stam
Name: Heidi Stam
Title: Secretary